UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                  SCHEDULE 14A

           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check  the  appropriate  box:

[ ]  Preliminary  Proxy  Statement

[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

[ ]  Definitive  Proxy  Statement

[ ]  Definitive  Additional  Materials

[X]  Soliciting  Material  Pursuant  to  Sec.240.14a-12


                      ADAIR INTERNATIONAL OIL AND GAS, INC.
                (Name of Registrant as Specified In Its Charter)

                                 NOT APPLICABLE
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]   No  fee  required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)     Title  of  each  class  of  securities to which transaction applies:
     2)     Aggregate  number  of  securities  to  which  transaction  applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     4)     Proposed  maximum  aggregate  value  of  transaction:
     5)     Total  fee  paid:

[ ]  Fee  paid  previously  with  preliminary  materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)     Amount  Previously  Paid:
     2)     Form,  Schedule  or  Registration  Statement  No.:
     3)     Filing  Party:
     4)     Date  Filed:


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From:        John W. Adair

To:          ADAIR INTERNATIONAL OIL & GAS, INC. SHAREHOLDERS

Date:        July 16, 2002

Subject:     Chairman's Update-July 26, 2002 Shareholder's Meeting.


Dear Shareholders,

PURSUANT TO THE SUBJECT OF THIS LETTER, I RESPECTFULLY SUBMIT TO YOU THE
FOLLOWING:

As previously announced, we have delayed the scheduled annual meeting from July 15, 2002 until July 26, 2002 to allow for the solicitation of proxies and the return of a greater percentage of the vote from our shareholders. The meeting will be held on Friday, July 26, 2002 at 9:00 a.m. Houston, Texas time, in the Chase Center Auditorium (Downtown), 610 Travis, Houston, Texas 77002.

A group of former employees of ADAIR, calling itself the Shareholders Committed to Restoring Equity Group, Inc. (SCORE), led by Mr. Richard G. Boyce, has initiated a fight for control of the Board of Directors of ADAIR. They have hired the proxy soliciting firm of N.S. Taylor & Associates, Inc. and plan to spend $100,000 to gain control of ADAIR.

The Board of Directors of ADAIR has revised its proxy statement and will be sending the revised materials with a NEW BLUE proxy card to the shareholders beginning the week of July 22, 2002. Please discard any prior proxy materials and proxy cards received from ADAIR and vote only the NEW BLUE proxy card. Because time is short, you may need to return your proxy card via overnight deliver for it to be counted.

WE RECOMMEND THAT YOU DISCARD THE GOLD PROXY CARD SENT TO YOU BY THE SCORE GROUP FOR THE FOLLOWING REASONS:

     - The SCORE Group is led by Mr. Richard W. Boyce, a former employee of ADAIR who was primarily responsible for the operation of our subsidiaries involved in Sabatain Block 20, Yemen Republic, who resigned under threat of termination by ADAIR.

     - Under Mr. Boyce's leadership, ADAIR became involved in a dispute with its partners in the operation of Sabatain Block 20, Yemen Republic. He then caused certain assets, employees and contractors of ADAIR to be transferred to our partners without authorization.

     - Mr. Richard W. Boyce, a nominee by the SCORE Group for election to the Board of Directors, is a party adverse to ADAIR in litigation relating to the Sabatain Block 20, Yemen Republic and could not represent ADAIR's interest in such litigation.


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     -    Mr. Richard W. Boyce, a nominee by the SCORE Group, is a defendant in litigation filed by the ADAIR relating to his activities while he was an employee of ADAIR and could not represent ADAIR's interest in such litigation.

     - Mr. Richard W. Boyce led an unsuccessful fight for control of ADAIR at the last shareholder meeting, where the present directors received approximately 97% of the votes.

     - All the projects ADAIR has under development, including the 600 MW Teayawa Energy Center with CALPINE in Southern California and the Cogeneration/Sugar Refinery with ARKEL were initiated by the current management of ADAIR. Mr. Boyce has no experience in the development of power generation projects.

The SCORE Group has distributed proxy materials that contain a number of incorrect and misleading statements regarding ADAIR, the current management, and the effect of the solicitation. YOU NEED TO KNOW THE FACTS BEFORE MAKING AN INFORMED DECISION.

     - Proxies granted to the SCORE Group are revocable under Texas law unless the SCORE Group has given you something of value for your vote or it is otherwise coupled with an interest. You may revoke any proxy granted to the SCORE Group card by simply signing and returning a NEW BLUE proxy card. EVEN IF YOU HAVE ALREADY RETURNED A GOLD PROXY CARD, IT'S NOT TOO LATE TO VOTE FOR THE BOARD'S NOMINEES.

     - The Board of Directors has nominated Dr. John Eftekhar for election to the Board of Directors. Dr. Eftekhar is independent of the current management and has substantial ownership in ADAIR and experience as a consulting engineer. The Board of Directors is seeking additional independent members but is hampered by the current inability to pay director's fees or provide Director Liability Insurance. EXCEPT FOR MR. BOYCE, NONE OF THE SCORE NOMINEES HAVE A SUBSTANTIAL INTEREST IN ADAIR.

     - ADAIR has not issued any shares of stock to any person without receiving payment in cash, goods or services paid to or received by ADAIR. Messrs. Adair and Alghani did not receive any compensation or retain any funds received by ADAIR for the issuance of stock. STATEMENTS BY THE SCORE GROUP TO THE OTHERWISE ARE COMPLETELY FALSE.

     - ADAIR has not forfeited any claims relating to the Sabatain Block 20, Yemen Republic project. ADAIR IS IN LITIGATION WITH ITS PARTNERS AND WITH MR. RICHARD BOYCE RELATING TO THIS PROJECT.

YOUR VOTE IS IMPORTANT. Carefully read the information in Board of Directors' Proxy Materials before making any decision regarding your vote. We recommend that you sign and return the NEW BLUE proxy card as soon as possible in the prepaid envelope provided. In the event that your shares are held in a brokerage account or by a nominee, return the NEW BLUE proxy card included with these Proxy Materials to us in the envelop provided and notify the brokerage of your instructions to vote

FOR THE CURRENT MANAGEMENT OF ADAIR.


RESPECTFULLY,


JOHN W. ADAIR


THE BOARD OF DIRECTORS OF ADAIR INTERNATIONAL OIL AND GAS, INC. CONSISTS OF MESSRS. JOHN W. ADAIR AND JALAL ALGHANI. MR. ADAIR IS THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER OF ADAIR AND OWNS 11,315,10) SHARES (7.95%) OF ADAIR COMMON STOCK. MR. ALGHANI IS THE CHIEF FINANCIAL OFFICER OF ADAIR AND OWNS 12,244,005 SHARES (8.6%) OF ADAIR COMMON STOCK. THE BOARD OF DIRECTORS AND SENIOR EXECUTIVES OF ADAIR (INCLUDING MESSRS. ADAIR AND ALGHANI) ARE SEEKING PROXIES FROM THE SHAREHOLDERS OF ADAIR TO RE-ELECT THE CURRENT MEMBERS OF THE BOARD OF DIRECTORS AND DR. JOHN EFTEKHAR, PHD IN OPPOSITION TO SCORE. SHAREHOLDERS OF ADAIR SHOULD READ THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE ELECTION OF DIRECTORS. THE ADAIR INTERNATIONAL OIL AND GAS, INC. PROXY STATEMENT AND OTHER RELEVANT INFORMATION IS AVAILABLE FREE AT THE SECURITIES AND EXCHANGE COMMISSION WEB SITE AT WWW.SEC.GOV]
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